Unaudited Pro Forma Combined Condensed Consolidated Financial Information
The following unaudited pro forma combined condensed consolidated financial information of HomeTrust Bancshares, Inc. (“HomeTrust”) and Quantum Capital Corp. (“Quantum”) presents the pro forma combined financial position of HomeTrust giving effect to its merger with Quantum (the “Merger”) using the acquisition method of accounting with HomeTrust treated as the accounting acquirer. Specifically, the unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2022 combines the historical consolidated balance sheets of HomeTrust and Quantum as of such date and includes adjustments that depict the accounting for the Merger required by Generally Accepted Accounting Principles in the United States (“pro forma balance sheet merger accounting adjustments”). The unaudited pro forma combined condensed consolidated statement of income for the three month period ended September 30, 2022 combines the historical consolidated statements of income of HomeTrust and Quantum for the same period and includes adjustments that depict the effects of the pro forma adjustments assuming those adjustments were made as of, and that the Merger was completed on, July 1, 2022, while the unaudited pro forma combined condensed consolidated statement of income for the year ended June 30, 2022 combines the historical consolidated statements of income of HomeTrust and Quantum for the same period and includes adjustments that depict the effects of the pro forma adjustments assuming those adjustments were made as of, and that the Merger was completed on, July 1, 2021 (“pro forma income statement merger accounting adjustments”). We refer to the unaudited pro forma combined condensed consolidated balance sheet and the unaudited pro forma combined condensed consolidated statements of income collectively as “Unaudited Pro Forma Financial Information.” Also, we refer to pro forma balance sheet merger accounting adjustments and pro forma income statement merger accounting adjustments collectively as “Merger Accounting Adjustments.”
The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the financial results that might have occurred had the Merger taken place on the dates identified above. Historical results for any prior period are not necessarily indicative of results to be expected in any future period and should not be assumed to be an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future.
The following Unaudited Pro Forma Financial Information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of HomeTrust and the related notes included in HomeTrust’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, (ii) the historical unaudited consolidated financial statements of HomeTrust and the related notes included in HomeTrust's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, (iii) the historical audited consolidated financial statements of Quantum as of December 31, 2021 and 2020 and for the years then ended, and the related notes thereto, included in Exhibit 99.1 of this Current Report on Form 8-K/A, and (iv) the historical unaudited consolidated financial statements of Quantum as of September 30, 2022 and December 31, 2021 and for the three and nine months ended September 30, 2022 and 2021, and the related notes thereto, included in Exhibit 99.2 of this Current Report on Form 8-K/A.
The Unaudited Pro Forma Financial Information has been prepared by HomeTrust in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
As of September 30, 2022
(Dollars in thousands)

	HomeTrust	Quantum	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
Assets
Cash	$18,026	$625	$—		$18,651
Interest-bearing deposits	76,133	57,930	(33,037)	(1)	101,026
Cash and cash equivalents	94,159	58,555	(33,037)		119,677
Commercial paper, net	85,296	—	—		85,296
Certificates of deposit in other banks	27,535	—	—		27,535
Debt securities available for sale, at fair value	161,741	11,153	—		172,894
FHLB and FRB stock	9,404	1,116	—		10,520
SBIC investments, at cost	12,235	—	—		12,235
Loans held for sale	76,252	—	—		76,252
Total loans, net of deferred loan fees and costs	2,867,783	576,243	(10,852)	(2)	3,433,174
Allowance for credit losses – loans	(38,301)	(5,971)	725	(3)	(43,547)
Loans, net	2,829,482	570,272	(10,127)		3,389,627
Premises and equipment, net	68,705	4,529	4,668	(4)	77,902
Accrued interest receivable	9,667	1,724	—		11,391
Deferred income taxes, net	11,838	—	1,274	(5)	13,112
Bank owned life insurance ("BOLI")	95,837	8,984	—		104,821
Goodwill	25,638	—	8,043	(6)	33,681
Core deposit intangibles, net	58	—	12,210	(7)	12,268
Other assets	47,339	2,780	569	(8)	50,688
Total assets	$3,555,186	$659,113	$(16,400)		$4,197,899
Liabilities and stockholders' equity
Liabilities
Deposits	$3,102,668	$588,131	$183	(9)	$3,690,982
Junior subordinated debentures	—	11,341	(1,408)	(10)	9,933
Borrowings	—	9,950	—		9,950
Other liabilities	56,296	1,217	5,667	(11)	63,180
Total liabilities	3,158,964	610,639	4,442		3,774,045
Stockholders' equity
Preferred stock	—	—	—		—
Common stock	156	574	(560)	(12)	170
Additional paid in capital	127,153	6,811	28,959	(13)	162,923
Retained earnings	278,120	42,095	(50,247)	(14)	269,968
Unearned Employee Stock Ownership Plan shares	(5,158)	—	—		(5,158)
Accumulated other comprehensive loss	(4,049)	(1,006)	1,006	(15)	(4,049)
Total stockholders' equity	396,222	48,474	(20,842)		423,854
Total liabilities and stockholders' equity	$3,555,186	$659,113	$(16,400)		$4,197,899
See accompanying notes to unaudited pro forma combined condensed consolidated financial information.

Unaudited Pro Forma Combined Condensed Consolidated Income Statement
For the Three Month Period Ended September 30, 2022
(Dollars in thousands, except per share data)

	HomeTrust	Quantum	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
Interest and dividend income
Loans	$33,245	$8,403	$1,463	(16)	$43,111
Commercial paper	1,116	—	—		1,116
Debt securities available for sale	678	50	64	(17)	792
Other investments and interest-bearing deposits	888	386	—		1,274
Total interest and dividend income	35,927	8,839	1,527		46,293
Interest expense
Deposits	1,395	515	(65)	(18)	1,845
Junior subordinated debentures	—	112	25	(19)	137
Borrowings	12	122	—		134
Total interest expense	1,407	749	(40)		2,116
Net interest income	34,520	8,090	1,567		44,177
Provision for credit losses	3,987	—	5,270	(20)	9,257
Net interest income after provision for credit losses	30,533	8,090	(3,703)		34,920
Noninterest income
Service charges and fees on deposit accounts	2,338	98	—		2,436
Loan income and fees	570	(6)	(6)	(21)	558
Gain on sale of loans held for sale	1,586	358	—		1,944
BOLI income	527	68	—		595
Operating lease income	1,585	—	—		1,585
Other	804	13	—		817
Total noninterest income	7,410	531	(6)		7,935
Noninterest expense
Salaries and employee benefits	14,815	2,325	—		17,140
Occupancy expense, net	2,408	208	24	(22)	2,640
Computer services	2,763	544	—		3,307
Telephone, postage, and supplies	603	69	—		672
Marketing and advertising	590	73	—		663
Deposit insurance premiums	542	48	—		590
Core deposit intangible amortization	34	—	859	(23)	893
Merger-related expenses	474	309	5,317	(24)	6,100
Other	3,872	268	—		4,140
Total noninterest expense	26,101	3,844	6,200		36,145
Net income before income taxes	11,842	4,777	(9,909)		6,710
Income tax expense	2,643	—	(2,279)	(25)	364
Net income	$9,199	$4,777	$(7,630)		$6,346
Per share data(1)
Net income per common share
Basic	$0.61	$8.32			$0.39
Diluted	$0.60	$8.32			$0.38
Average shares outstanding
Basic	14,988,006	574,157	800,489	(26)	16,362,652
Diluted	15,130,762	574,157	800,489	(26)	16,505,408
See accompanying notes to unaudited pro forma combined condensed consolidated financial information.
(1)The pro forma combined earnings per share amounts were calculated by totaling the historical earnings of HomeTrust and Quantum, adjusted for the Merger Accounting Adjustments, and dividing the resulting amount by the average pro forma shares of HomeTrust and Quantum, giving effect to the number of HomeTrust common shares issued in the Merger as if such shares were issued as of the beginning of the period presented. The HomeTrust common stock issued in the Merger is based on the fixed exchange ratio of 2.3942 shares of HomeTrust common stock for each share of Quantum common stock.

Unaudited Pro Forma Combined Condensed Consolidated Income Statement
For the Year Ended June 30, 2022
(Dollars in thousands, except per share data)

	HomeTrust	Quantum	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
Interest and dividend income
Loans	$109,603	$29,839	$4,748	(16)	$144,190
Commercial paper	1,721	—	—		1,721
Debt securities available for sale	1,802	145	257	(17)	2,204
Other investments and interest-bearing deposits	2,988	324	—		3,312
Total interest and dividend income	116,114	30,308	5,005		151,427
Interest expense
Deposits	5,260	796	(183)	(18)	5,873
Junior subordinated debentures	—	259	100	(19)	359
Borrowings	80	450	—		530
Total interest expense	5,340	1,505	(83)		6,762
Net interest income	110,774	28,803	5,088		144,665
Provision (benefit) for credit losses	(592)	(315)	5,270	(20)	4,363
Net interest income after provision (benefit) for credit losses	111,366	29,118	(182)		140,302
Noninterest income
Service charges and fees on deposit accounts	9,462	394	—		9,856
Loan income and fees	3,185	38	(24)	(21)	3,199
Gain on sale of loans held for sale	12,876	4,630	—		17,506
BOLI income	2,000	270	—		2,270
Operating lease income	6,392	—	—		6,392
Gain from sale of debt securities available for sale	1,895	40	—		1,935
Other	3,386	64	—		3,450
Total noninterest income	39,196	5,436	(24)		44,608
Noninterest expense
Salaries and employee benefits	59,591	9,512	—		69,103
Occupancy expense, net	9,692	867	97	(22)	10,656
Computer services	9,761	1,965	—		11,726
Telephone, postage, and supplies	2,754	254	—		3,008
Marketing and advertising	2,583	341	—		2,924
Deposit insurance premiums	1,712	180	—		1,892
REO related expense, net	588	4	—		592
Core deposit intangible amortization	250	—	3,438	(23)	3,688
Officer transition agreement expense	1,795	—	—		1,795
Merger-related expenses	—	—	6,100	(24)	6,100
Other	16,458	2,098	—		18,556
Total noninterest expense	105,184	15,221	9,635		130,040
Net income before income taxes	45,378	19,333	(9,841)		54,870
Income tax expense	9,725	130	(2,263)	(25)	7,592
Net income	$35,653	$19,203	$(7,578)		$47,278
Per share data(1)
Net income per common share
Basic	$2.27	$33.45			$2.78
Diluted	$2.23	$33.45			$2.73
Average shares outstanding
Basic	15,516,173	574,157	800,489	(26)	16,890,819
Diluted	15,810,409	574,157	800,489	(26)	17,185,055
See accompanying notes to unaudited pro forma combined condensed consolidated financial information.
(1)The pro forma combined earnings per share amounts were calculated by totaling the historical earnings of HomeTrust and Quantum, adjusted for the Merger Accounting Adjustments, and dividing the resulting amount by the average pro forma shares of HomeTrust and Quantum, giving effect to the number of HomeTrust common shares issued in the Merger as if such shares were issued as of the beginning of the period presented. The HomeTrust common stock issued in the Merger is based on the fixed exchange ratio of 2.3942 shares of HomeTrust common stock for each share of Quantum common stock.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information
(Dollars in thousands, except per share data)
Note 1. Basis of Presentation
The Unaudited Pro Forma Financial Information and related notes have been prepared to illustrate the effect of the Merger under the acquisition method of accounting with HomeTrust treated as the accounting acquirer. The Unaudited Pro Form Financial Information is presented for illustrative purposes only and is not necessarily indicative of the financial results of the combined company had the Merger occurred at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entity. Under the acquisition method of accounting, the assets and liabilities of Quantum will be recorded at their respective fair values, and the excess of the purchase price consideration over the fair value of Quantum's net assets will be allocated to goodwill. See "Note 2. Preliminary Purchase Price Allocation" for detailed calculations of the estimated purchase price.
The Merger, which closed on February 12, 2023, provided for Quantum stockholders to receive $57.54 in cash and HomeTrust common stock based on a fixed exchange ratio of 2.3942, with cash in lieu of fractional shares being paid based on the closing price of $27.45 per HomeTrust share on the NASDAQ Global Select Market ("NASDAQ") on February 10, 2023. The aggregate amount of consideration paid of approximately $70.8 million, inclusive of consideration for common stock, other cash consideration, and cash in lieu of fractional shares, was reduced at closing by $15.9 million for cash consideration already paid to Quantum stockholders in advance of the closing date as stated in "Note 2. Preliminary Purchase Price Allocation". These distributions reduced Quantum's stockholders' equity by an equal amount prior to the transaction closing date.
The preparation of the Unaudited Pro Forma Financial Information and related adjustments required management to make certain assumptions and estimates, which it believes are reasonable under the circumstances. Accordingly, the Unaudited Pro Forma Financial Information, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed consolidated financial information. A final determination of the fair values of Quantum’s assets and liabilities will be based on the actual net tangible and intangible assets that existed as of the date of completion of the Merger and is subject to adjustments for up to a year after the completion of the Merger. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed consolidated financial statements presented herein and could result in a material change in amortization of acquired intangible assets.
As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Additionally, market conditions, particularly interest rates, were dynamic between September 30, 2022 and February 12, 2023 (the date of the completion of the Merger), and therefore certain purchase accounting adjustments may be impacted. The preliminary pro forma adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Financial Information.
Note 2. Preliminary Purchase Price Allocation
The Merger Accounting Adjustments reflect the estimated accounting impact of the Merger, including the allocation of the purchase price. The estimates in the Merger Accounting Adjustments are based on available information and certain assumptions considered reasonable and may be subject to change as additional information becomes available.
Core deposit intangible assets of $12.2 million are included in the Merger Accounting Adjustments separate from goodwill and will be amortized using an accelerated method over ten years. Based on the closing trading price of HomeTrust common stock on the NASDAQ on February 10, 2023, the preliminary purchase price allocation resulted in goodwill of approximately $8.0 million.
The preliminary purchase price allocation is as follows:

Pro forma purchase price allocation
Common share consideration
Shares of Quantum	574,157
Exchange ratio	2.3942
HomeTrust shares to be issued	1,374,647
Price per share of HomeTrust common stock on February 10, 2023	$27.45
Consideration for common stock	$37,734
Cash consideration(1)	17,168
Total pro forma purchase price consideration	$54,902
(1)The amount of cash consideration paid at closing differs from the $57.54 per share, or $33.0 million, reported in the Current Report on Form 8-K filed by HomeTrust on February 13, 2023, which reported the closing of the Merger. Consistent with the Merger agreement, between the execution of the Merger agreement and the transaction closing date, Quantum's principal stockholders had the option to withdraw some or all of the amount of cash consideration to eventually be paid at closing in advance of the closing date. The amount of cash consideration paid at closing was reduced by the amount withdrawn during this time period.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information
(Dollars in thousands, except per share data)

Pro forma goodwill
Fair value assets acquired
Cash and cash equivalents	$47,769
Debt securities available for sale	10,608
FHLB and FRB stock	1,125
Loans	561,933
Premises and equipment	9,083
Accrued interest receivable	1,706
BOLI	9,066
Core deposit intangible	12,210
Other assets	3,296
Total assets acquired	$656,796
Fair value of liabilities assumed
Deposits	$570,602
Junior subordinated debentures	9,933
Other borrowings	24,728
Deferred income taxes, net	1,341
Other liabilities	3,333
Total liabilities assumed	$609,937
Net assets acquired	$46,859
Pro forma goodwill	$8,043
Note 3. Pro Forma Adjustments
The following Merger Accounting Adjustments have been reflected in the Unaudited Pro Forma Financial Information. All taxable adjustments were calculated using a 23.0% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.
(1)    Adjustment to cash and cash equivalents to reflect the $33.0 million cash portion of consideration required to be paid to Quantum stockholders. This amount differs from the $17.2 million shown in "Note 2. Preliminary Purchase Price Allocation" because, between October 1, 2022 and the transaction closing date, Quantum's stockholders elected to withdraw $15.9 million of the cash consideration in advance of the closing.
(2)    Adjustments to Quantum's total loans to reflect the estimated credit fair value adjustment on the non-purchase credit deteriorated ("non-PCD") loan portfolio of $3.0 million and the estimated interest rate fair value adjustment on the loan portfolio as a whole (non-PCD and purchase credit deteriorated ("PCD")) of $7.9 million. The fair value adjustment on loans has been updated from the estimate as of July 25, 2022, the Merger announcement date, as market conditions, particularly interest rates, changed significantly between the announcement date and completion of the Merger.
(3)    Elimination of Quantum's existing allowance for loan losses of $6.0 million and the recognition of an allowance for credit losses ("ACL") at close on PCD loans of $0.4 million. In addition, an ACL for non-PCD loans of $4.9 million is reflected in the pro forma adjustments and represents the amount that will be recognized in the statement of income immediately following the completion of the Merger.
(4)    Adjustment to premises and equipment to reflect the estimated fair value of acquired premises and equipment.
(5)    As Quantum was an S-Corporation, adjustments include both the establishment of a deferred tax inventory and the impact of purchase accounting adjustments.
(6)    Adjustment to record estimated goodwill associated with the Merger. See "Note 2. Preliminary Purchase Price Allocation" for additional detail.
(7)    Adjustment to record a core deposit intangible related to the Merger. The value of the core deposit intangible has been updated from the estimate as of July 25, 2022, the Merger announcement date, as interest rates changed significantly between the announcement date and completion of the Merger.
(8)    Adjustments to reflect the estimated fair value of SBA loan servicing rights ($0.5 million) and land expected to be held for sale ($0.1 million).
(9)    Adjustment to Quantum's time deposits to reflect their estimated fair value based on an analysis of current market interest rates and maturity dates.
(10)    Adjustment to Quantum's junior subordinated debentures to reflect their estimated fair value based on an analysis of recent originations of similar instruments.
(11)    Adjustments to reflect the combined additional estimated Merger-related expenses of $5.3 million and the establishment of an ACL on unfunded commitments of $0.4 million.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information
(Dollars in thousands, except per share data)
(12)    Adjustments to reflect the issuance of 1,374,646 shares of HomeTrust common stock with $0.01 par value per share in connection with the Merger and elimination of 574,157 shares of Quantum common stock with $1.00 par value per share.
(13)    Adjustments to reclassify Quantum's historical retained earnings into additional paid in capital, offset by the impact of purchase accounting adjustments.
(14)    Adjustments to eliminate Quantum's historical retained earnings, establish the ACLs on loans and unfunded commitments, and accrue for estimated Merger expenses (all tax effected).
(15)    Adjustment to eliminate Quantum's accumulated other comprehensive loss.
(16)    Adjustment to interest income to recognize estimated accretion attributable to recording Quantum's loan portfolio at fair value as discussed in adjustment (2) above, which will be accreted on a level-yield basis over the lives of the individual loans.
(17)    Adjustment to interest income to recognize estimated accretion of the discount on acquired available-for-sale securities, which will be accreted on a level-yield basis over the lives of the individual securities.
(18)    Adjustment to interest expense to recognize estimated amortization attributable to recording Quantum’s time deposits at fair value as discussed in adjustment (9) above, which will be amortized on a straight-line basis over nine months.
(19)    Adjustment to interest expense to recognize estimated accretion attributable to recording Quantum's junior subordinated debentures at fair value as discussed in adjustment (10) above, which will be accreted on a straight-line basis over the remaining term of the debt.
(20)    Provision expense to establish an ACL for non-PCD loans as discussed in adjustment (3) above.
(21)    Adjustment to loan servicing income to recognize estimated amortization attributable to recording Quantum's SBA loan servicing rights at fair value as discussed in adjustment (8) above, which will be accreted on a straight-line basis over the lives of the individual loans.
(22)    Adjustment to occupancy expense to recognize estimated amortization attributable to recording Quantum's buildings at fair value as discussed in adjustment (4) above, which will be amortized on a straight-line basis over the useful lives of the assets.
(23)    Adjustment to recognize estimated amortization attributable to the value of the intangible recorded associated with Quantum's core deposits as discussed in adjustment (7) above, which is expected to be amortized on an accelerated basis over 10 years.
(24)    Adjustment to recognize additional estimated Merger-related expenses of $5.3 million for the three month period ended September 30, 2022 and $6.1 million for the year ended June 30, 2022 as discussed in adjustment (11) above. The difference between these values reflects the expense already accrued by both entities during the three month period ended September 30, 2022.
(25)    Adjustments to income tax expense for both the establishment of a deferred tax inventory and the impact of purchase accounting adjustments as discussed in adjustment (5) above.
(26)    Adjustments to reflect the issuance of HomeTrust common stock and elimination of Quantum's common stock outstanding as discussed in adjustment (12) above.